Exhibit 10.2

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (this “Agreement”), effective as of [●] (the “Grant Date”), is entered into by and between Reliant Bancorp, Inc., a Tennessee corporation (the “Company”), and [●] (the “Optionee”).

WHEREAS, the Option (as defined below) evidenced by this Agreement is granted under the Commerce Union Bancshares, Inc. 2015 Equity Incentive Plan dated June 18, 2015 (as such plan may be amended from time to time, the “Plan”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, and in further consideration of the services to be rendered by the Optionee to the Company or to a “parent corporation” or a “subsidiary corporation” thereof, as such terms are defined in Code Sections 424(e) and 424(f), respectively (each, an “Affiliate”), the Company and the Optionee agree as follows:

1.           Incorporation of Plan; Acceptance.

(a)          The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the Plan. The Committee shall have the final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder and hereunder, and its decisions shall be binding and conclusive upon the Optionee and the Optionee’s legal and personal representatives, heirs, beneficiaries, and permitted assigns in respect of any questions arising under the Plan or this Agreement. In the event of a discrepancy between the Plan and this Agreement, the provisions of the Plan shall control.

(b)          The Optionee has been provided a copy of the Plan and has read and understands the terms and provisions of the Plan and this Agreement and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee acknowledges that there may be adverse tax consequences upon the exercise of the Option or the disposition of the underlying shares of Company Stock (as defined below) and that the Optionee should consult with the Optionee’s tax advisor prior to any such exercise or disposition.

2.           Grant of Option.  The Optionee is hereby granted the right and option to purchase, subject to the terms and conditions of this Agreement and the Plan, [●] shares of common stock, par value $1.00 per share, of the Company (the “Company Stock”) at the Option Price specified in Section 3 below (the “Option”). The Option is intended to qualify as an Incentive Stock Option; provided, however, the Company makes no representation or guarantee that the Option in fact will qualify as an Incentive Stock Option. To the extent that the aggregate Fair Market Value (determined as of the grant date) of the shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Non-Qualified Stock Options. Except as otherwise indicated by the context, the term “Optionee” as used in this Agreement shall be deemed to include any person who validly acquires the right to exercise this Option under the terms of this Agreement and the Plan.

3.           Option Price.  The exercise price for shares of Company Stock subject to the Option shall be $[●] per share (the “Option Price”). The Option Price represents the Fair Market Value of the Company Stock on the Grant Date.

4.            Vesting.

(a)          Subject to Section 4(b), the Option shall vest in five equal installments on each of the first five anniversaries of the Grant Date in accordance with the vesting schedule set forth in the table below, provided that the Optionee is still employed by the Company or any Affiliate thereof on the respective vesting date.

Vesting date	[●]	[●]	[●]	[●]	[●]
Shares as to which Option vests	[●]	[●]	[●]	[●]	[●]

There shall be no proportional or partial vesting during the period prior to each vesting date, and all vesting shall occur only on the appropriate vesting date. The Grantee’s right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Expiration Date or the termination of the Option under the Plan or this Agreement.

(b)          Notwithstanding the vesting schedule provided for in Section 4(a), in the event of a Change in Control, the Committee shall take such action(s) with respect to the Option as are permitted by Section 12 of the Plan.

5.           Option Term.  Subject to Section 6, the Option may be exercised at any time prior to the close of business on the 10th anniversary of the Grant Date (the “Expiration Date”) with respect to, but only with respect to, shares of Company Stock as to which the Option has vested. To the extent not exercised, the Option shall expire as of the Expiration Date.

6.           Exercise of Option.

(a)          Except as otherwise provided below, the Optionee may exercise any vested portion of the Option prior to the Expiration Date by transmitting notice of exercise and the required Option Price to the Chief Financial Officer of the Company. The notice of exercise shall specify the number of shares of Company Stock to be purchased and the aggregate Option Price tendered in payment for such shares and shall otherwise be in such form as may be required by the Committee.

(b)          Except as otherwise provided in Section 6(c) or Section 6(d), in the event the Optionee experiences a Termination of Service, the Optionee may exercise any vested portion of the Option until the earlier of (i) the date that is three months following the Termination of Service and (ii) the Expiration Date, unless such Termination of Service is for Cause. In the event the Optionee experiences a Termination of Service for Cause, the Option shall terminate immediately and the Optionee may not thereafter exercise any portion of the Option, whether vested or unvested.

(c)          In the event the Optionee experiences a Termination of Service as a result of the Optionee’s Disability, the Optionee may exercise any vested portion of the Option until the earlier of (i) the date that is 12 months following the Termination of Service and (ii) the Expiration Date.

(d)          In the event the Optionee experiences a Termination of Service as a result of the Optionee’s death, any vested portion of the Option may be exercised by the Optionee’s estate or by any person who has acquired the Option from the Optionee by bequest or inheritance, but only within such period of time ending on the earlier of (i) the date that is 12 months following the Termination of Service and (ii) the Expiration Date.

(e)          Payment of the aggregate Option Price for the number of shares of Company Stock with respect to which the Option is exercised shall be made, to the extent permitted by applicable laws, rules, and regulations, (i) in cash, or by certified or cashier’s check or wire transfer payable to the order of the Company, or (ii) through a “cashless exercise program” established with a broker.

7.           Tax Liability and Withholding.

(a)          The Company or an Affiliate shall have the authority and the right to deduct or withhold, or to require the Grantee to pay to the Company or such Affiliate, an amount sufficient to satisfy any federal, state, local, and foreign tax withholding obligations (including without limitation any FICA and other employment tax obligations) arising in respect of or in connection with the exercise of the Option. Unless otherwise determined by the Committee, such tax withholding obligations shall be satisfied by the Company withholding shares of Company Stock from the shares of Company Stock otherwise issuable to the Optionee as a result of the exercise of the Option, provided that there shall not be withheld any shares of Company Stock with a Fair Market Value in excess of the maximum amount of tax required by law to be withheld.

(b)          Notwithstanding any action the Company or any Affiliate takes with respect to any or all income tax, social security tax, Medicare tax, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares of Company Stock received upon the exercise of the Option and (ii) does not commit to structure the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

8.           Qualification as Incentive Stock Option. This Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable laws, rules, and regulations. The Optionee understands that, in order to obtain the benefits of an incentive stock option, the shares of Company Stock for which incentive stock option treatment is desired may not be sold or otherwise disposed of within one year following the date of exercise of the Option or within two years from the Grant Date. The Optionee agrees that the Company will not be liable or responsible for any additional tax liability the Optionee incurs in the event the Internal Revenue Service for any reason determines that the Option does not qualify as an Incentive Stock Option.

9.           Disqualifying Disposition. If the Optionee disposes of the shares of Company Stock received upon the exercise of the Option prior to either two years from the Grant Date or one year from the date the shares are transferred to the Optionee pursuant to the exercise of the Option (a “Disqualifying Disposition”), the Optionee shall notify the Company in writing within 30 days after such disposition of the date and terms of such disposition. The Optionee also agrees to provide the Company with any other information concerning any such Disqualifying Disposition which the Company reasonably requests for tax purposes.

10.         Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Company Stock subject thereto shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state securities laws, rules, and regulations and all applicable requirements of any stock exchange on which shares of Company Stock may be listed. No shares of Company Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state and federal laws, rules, and regulations and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11.         Evidence of Ownership.  As soon as reasonably practicable after any exercise of the Option, in whole or in part, the Company shall cause to be issued in the name of and delivered to the Optionee book entry evidence of the number of shares of Company Stock to which the Optionee is entitled upon such exercise.

12.         Reservation of Shares.  Except as otherwise restricted by the Plan, the Company shall at all times reserve and keep available a number of authorized but unissued shares of Company Stock sufficient to permit the exercise of the Option in full.

13.         No Rights as Shareholder.  The Optionee shall have no rights as a shareholder of the Company with respect to any shares of Company Stock which may be purchased upon exercise of the Option unless and until such shares are have been duly issued to the Optionee.

14.         No Right to Continued Service.  Nothing in this Agreement confers upon the Optionee any right to be retained by the Company or the Bank, or any subsidiary of affiliate thereof, in any position, whether as an employee, director, or otherwise. Further, nothing in this Agreement shall be construed to limit the discretion of the Company or the Bank, or any subsidiary of affiliate thereof, to terminate the Optionee’s service at any time, with or without Cause.

15.         Transferability.  The Option is not transferable by the Optionee other than by will or the laws of descent and distribution. The Option may be exercised during the Optionee’s lifetime only by the Optionee. Without limiting the generality of, but subject to, the foregoing, the Option may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered and shall not be subject to execution, attachment, or similar process. Any attempted assignment, alienation, pledge, attachment, sale, or other transfer or encumbrance of the Option contrary to the provisions of this Agreement or the Plan shall be void and of no force or effect and shall result in the forfeiture of any unexercised portion of the Option.

16.         Code Section 409A.  The Option is intended to qualify as an Incentive Stock Option exempt from the provisions of Code Section 409A. However, in no event shall the Company be liable for any taxes, interest, penalties, or other amounts that may be incurred by the Optionee as a result of non-compliance with Code Section 409A.

17.         Governing Law.  This Agreement will be construed and interpreted in accordance with the laws of the State of Tennessee without regard to conflict of law principles.

18.         Miscellaneous.

(a)          Amendment.  Subject to any limitations set forth in the Plan, the Committee shall have the right to amend the terms of or alter, suspend, discontinue, cancel, or terminate the Option, prospectively or retroactively, provided that no such amendment, alteration, suspension, discontinuance, cancellation, or termination that would adversely affect the Grantee’s rights under this Agreement shall be effective without the Grantee’s consent.

(b)          Notices.  Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Optionee under this Agreement shall be in writing and addressed to the Optionee at the Optionee’s address as shown in the records of the Company. Either party may from time to time designate a different address for notices by notice given in accordance with this Section 18(b). Any notice provided under this Agreement must be delivered personally to the party to be notified or sent by first class mail, postage prepaid, return receipt requested.

(c)          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or the Company to the Committee for review. The resolution of any such dispute by the Committee shall be final and binding on the Optionee and the Company.

(d)          Successors and Assigns. The Company may assign any of its rights and/or delegate any of its obligations under this Agreement without the consent of or notice to the Optionee. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company.
This Agreement and the Optionee’s rights hereunder may be transferred by the Optionee only at death by will or the laws of descent and distribution. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Optionee and the Optionee’s executors and administrators and the person(s) to whom the Option may be transferred by will or the laws of descent and distribution.

(e)          Discretionary Nature of Plan. The Plan and Awards thereunder are discretionary in nature. The grant of the Option provided for by this Agreement does not create any contractual right or other right to receive any options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee.

(f)          No Impact on Other Benefits.  The value of the Optionee’s Option is not part of the Optionee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance, or similar employee benefit.

(g)          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the date first above written.

RELIANT BANCORP, INC.

By:
	[●]	[●]